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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-59042, 333-64508 and 333-75906) of Payment Data Systems,
Inc.; (Form S-8 Nos. 333-30962 and 333-82530) pertaining to the Amended and Restated 1999 Employee Comprehensive Stock Plan of Payment Data Systems, Inc.; (Form S-8 No. 333-30960) pertaining to the 1999 Non-Employee Director Plan of Payment Data Systems, Inc.; and (Form S-8 No. 333-30958) pertaining to the Employee Stock Purchase Plan of Payment Data Systems, Inc. of our report dated March 2, 2004 with respect to the consolidated financial statements of Payment Data Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.



Akin, Doherty, Klein & Feuge, P.C.
San Antonio, Texas
March 25, 2004







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